Exhibit k.4.

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (“Agreement”) is made as of September     , 2013 (“Effective Date”) by and between StoneCastle Partners, LLC, a Delaware limited liability company with a principal place of business located at 152 W 57th St., 35th Floor, New York, NY 10019 (“Licensor”) and StoneCastle Financial Corp., a Delaware corporation, with a principal place of business located at 152 W 57th St., 35th Floor, New York, NY 10019 (“Licensee”, with Licensor collectively the “Parties” and singularly a “Party”).

WHEREAS, Licensor uses in Licensor’s business of providing financial services using the common law trademarks “StoneCastle” and the StoneCastle design (each in the form as set forth on Exhibit A) and has filed application number 86/050427 with the United States Patent and Trademark Office relating to the federal registration of certain marks (collectively, the “Trademarks” and individually a “Trademark”); and

WHEREAS, Licensor desires to grant, and Licensee desires to obtain, a non-exclusive license to use the Trademarks in accordance with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Section 1. Term. This Agreement and the license hereby granted shall commence on the date hereof and, unless terminated pursuant to Section 7 below, shall continue until the date upon which the engagement of StoneCastle Asset Management LLC (or its successor, assign or affiliate) as the Licensee’s investment advisor expires or is earlier terminated (the “Term”).

Section 2. Grant of Rights. During the Term of this Agreement, and subject to the terms of this Agreement, Licensor hereby grants Licensee a non-exclusive personal license to display, reproduce and otherwise use the Trademarks. The foregoing notwithstanding, Licensor retains the right to use the Trademarks for any purpose. Other than as expressly set forth herein, Licensee expressly acknowledges and agrees that it has no right or claim to any intellectual property of Licensor and all rights thereto are reserved to Licensor. No right or license is granted hereby by implication or otherwise under any other trademark, service mark, trade name, copyrighted work or other intellectual property of Licensor. Nothing herein shall give to Licensee any right, title or interest in the Trademarks, express or implied, except the right to use them in accordance with the terms of this Agreement. All other rights are exclusively and expressly reserved to Licensor.

Section 3. The Trademarks.

(a) Licensee acknowledges that Licensor is the exclusive owner of all right, title and interest in and to the Trademarks in any form or embodiment thereof and is also the owner of the goodwill attached, or which shall become attached, to the Trademarks. Licensee agrees and disclaims any present or future right, title, or interest in the Trademarks and agrees to refrain from doing or causing to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest, nor shall Licensee attack, dispute, or challenge, nor aid others to do so, Licensor’s right, title, and interest in and to the Trademarks, or the validity or enforceability of the Trademarks. Licensee further acknowledges that the Trademarks have acquired or will acquire secondary meaning under the relevant trademark laws.

(b) Licensee shall not use (including use of any domain name), register, or attempt to register anywhere in the world any Trademark or any trademark, service mark, trade name, or other mark or name that contains, is the same as, or is confusingly similar to any of the Trademarks. Any rights that may be acquired by Licensee anywhere in the world by reason of the registration or use of any Trademark (including use of any domain name) shall inure to the benefit of Licensor, and title thereto shall be assigned to Licensor by Licensee upon request of Licensor. Licensee agrees that any use of a domain name utilizing any Trademark, or a trademark confusingly similar to any Trademark, after the expiration or termination of this Agreement shall be considered a use in bad faith as such term is defined in ICANN’s Uniform Domain Name Dispute Resolution Policy and/or applicable law and shall entitle Licensor to possession of and title to any such domain name. Licensee shall not take any action or fail to take any action that may reduce the value of the Trademarks or detract from the reputation of Licensor.

(c) At Licensor’s request, Licensee shall execute any documents reasonably required by Licensor to confirm Licensor’s ownership of all rights in and to the Trademark and the respective rights of Licensor and Licensee pursuant to this Agreement. Licensee shall cooperate with Licensor at Licensor’s expense in connection with the filing and prosecution by Licensor of applications in Licensor’s name to register the Trademark and the maintenance and renewal of such registrations.

(d) In the event that Licensee learns of any infringement or imitation of a Trademark, or of any use by any person of a trademark or materials similar to a Trademark, it shall promptly notify Licensor thereof. Licensor thereupon may take such action as it deems advisable for the protection of its rights in and to the Trademark, and, if requested to do so by Licensor, Licensee shall cooperate with Licensor in all respects, including without limitation by being a plaintiff or co-plaintiff and by causing its officers to execute pleadings and other necessary documents. Licensor shall reimburse Licensee for any out-of-pocket expenses incurred by Licensee in connection therewith. In no event shall Licensor be required to take any action if it deems it inadvisable to do so and Licensee shall have no right to take any action with respect to the Trademark without Licensor’s prior written approval. If any action or suit shall be brought against Licensee in connection with the Trademark for alleged infringement of the trademark of a third party through Licensee’s use of the Trademark, Licensor shall have the right to control the defense of such action or suit. Licensor shall be entitled to any and all damages, awards, or proceeds recovered in any action regarding infringement of the Trademarks.

Section 4. Quality. The use of the shall at all times conform to standards set forth in this Section 4 (the “Quality Standards”).

(a) Licensee shall perform its activities in a competent, diligent and professional manner that is at least consistent with the standards adhered to by reputable businesses in the private equity industry in the United States, and in all cases in accordance with the applicable law, rules and regulation of any foreign, federal, state or local authority. Licensee shall exercise its best efforts to safeguard the prestige and goodwill of the Trademarks and shall not use any of the Trademarks in any manner that does or would be reasonably likely to disparage Licensor or to cast Licensor or any Trademark into disrepute.

(b) Licensee shall use and display the Trademarks only in such form as set forth on Exhibit A or otherwise as Licensor may specify in writing from time to time. Licensee shall cause to appear on all such materials such legends, markings and notices as Licensor may reasonably request (i.e., ®, “™” or “SM”).

(c) No Trademark shall be combined with, associated with, or used in conjunction with any other trademark, service mark, corporate name, or any trade name without the prior written approval of Licensor (which approval may be withheld in Licensor’s sole discretion for any reason).

(d) In order to confirm that Licensee’s use of the Trademarks complies with this Agreement, upon reasonable written notice, Licensee shall submit to Licensor or its representative samples of any materials bearing any Trademark.

Section 5. Warranties; Limitation of Liability. LICENSOR MAKES NO REPRESENTATION OR WARRANTY TO LICENSEE REGARDING THE TRADEMARKS AND/OR ANY MARKET, OPPORTUNITIES, SALES, OR PROFITS WITH RESPECT TO OR ARISING OUT OF THE USE OF THE TRADEMARKS AND LICENSOR LICENSES THE TRADEMARKS TO LICENSEE “AS-IS” and “WITH ALL FAULTS” LICENSOR EXPRESSLY DISCLAIMS, AND LICENSEE HEREBY EXPRESSLY WAIVES, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE.

IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR RELIANCE DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS REGARDLESS OF THE FORM OF ACTION AND REGARDLESS OF WHETHER SUCH PARTY HAS REASON TO KNOW OR IN FACT KNOWS OF THE POSSIBILITY THEREOF.

Section 6. Indemnification. Licensee shall indemnify, defend and hold harmless Licensor and its subsidiaries and affiliates and each of their respective officers, directors, shareholders, managers, members, legal representatives, successors, agents and assigns (the “Indemnified Parties”) from and against any and all any liability, loss, claim, settlement payment, cost and expense, interest, award, judgment, damages (including punitive damages), diminution in value, fines, fees and penalties or other charge, (and including reasonable attorneys’ fees, court costs and witness fees relating to any claim or necessary to enforce the Indemnified Party’s rights under this Section 6) (collectively “Liability”), arising out of or related to (i) Licensee’s use of any Trademark, or (ii) any breach by Licensee of any representation, warranty or covenant of Licensee in this Agreement, except for any such Losses that have been finally judicially determined to have resulted solely from action of the Licensor. Licensor shall have the right to select and control legal counsel for the defense of any such claim, suit, demand or cause of action and for any negotiations relating thereto.

Section 7. Termination.

(a) Licensor shall have the right to terminate this Agreement by written notice to Licensee if:

(i) Licensee shall fail to perform any provision hereof and does not cure such failure within ten (10) days after receipt of written notice thereof from Licensor,

(ii)  (A) Licensee is adjudicated a bankrupt or insolvent, (B) a petition under any applicable bankruptcy or insolvency law is filed by Licensee, or if any such petition is filed against Licensee and is not dismissed with 60 days, (C) Licensee makes any assignment for the benefit of its creditors, (D) a receiver is appointed for Licensee, or (E) Licensee shall become insolvent, or

(iii) there is any attempted or actual sublicense, assignment, pledge or transfer by Licensee of this Agreement, in whole or in part (including without limitation should Licensee be a party to or otherwise involved in any merger, consolidation, reorganization, recapitalization, sale of all or substantially all of its assets, or other transaction involving or causing any transfer or assignment by operation of law).

(b) Upon any termination of this Agreement, all right, title or interest in or to the Trademarks shall automatically revert to Licensor and Licensee shall refrain from further use of the Trademarks or any other trademark, trade name or logo that is confusingly similar to any Trademark, or associated with any Trademark, in any way.

(c) It is expressly understood, that under no circumstances shall Licensee be entitled, directly or indirectly, to any form of compensation or indemnity from Licensor as a consequence of the termination of this Agreement in accordance with its terms. Without limiting the generality of the foregoing, by its execution of the present Agreement, Licensee hereby waives any claim that it has or that it may have in the future against Licensor arising from any alleged goodwill created by Licensee for the benefit of any or all of the Parties.

(d) Upon the expiration of the Term, Licensee shall file a Certificate of Amendment with the Secretary of State of the State of Delaware to change its corporate name to not include the word “StoneCastle” or any other word that may reasonably be misleading as to the association between Licensee and Licensor.

(e) Notwithstanding ay termination or expiration of this Agreement, the Parties’ rights and obligations set forth in Sections 5, 6, 7(b), 7(c) and 8 shall survive.

Section 8. General.

(a) Assignment; Transfer; Sublicense. Except as otherwise provided herein, Licensee may not assign, transfer or sublicense its rights or obligations under this Agreement without the prior written consent of Licensor (which may be withheld in Licensor’s sole discretion for any reason). For purposes of the foregoing any merger, consolidation, purchase of stock or securities, purchase of assets, reorganization, recapitalization or any transfer or assignment by operation of law or other similar transaction involving Licensee as a party shall be considered an assignment that requires the prior written consent of Licensor. Any assignment, transfer or sublicense made without the prior written consent of Licensor is void.

(b) Governing Law; Venue. Any and all claims or controversies arising out of or relating to Parties rights and responsibilities under this Agreement and/or the transaction contemplated thereby shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws, and shall be tried and litigated only in the state and federal courts located in New York, New York. Each Party hereby irrevocably submits to the personal and exclusive jurisdiction of such courts, waives any claim of inconvenient forum or other challenge to venue in such court, agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

(c) Amendment; Waiver. This Agreement may be amended, or a Party’s rights waived or modified, only by a written instrument signed by each of the Parties hereto.

(d) Status of Parties. There is no relationship of agency, partnership, joint venture, employment, or franchise between the Parties. Neither Party shall have any right, power or authority to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

(e) Remedies. Each party hereby acknowledges and agrees that monetary damages would not be a sufficient remedy for, and that Licensor would be irreparably harmed by, any breach by Licensee of this Agreement and Licensor shall be entitled to specific performance and injunctive or other equitable relief, without payment of bond or security, as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available to Licensor at law or in equity.

(f) Negotiated Agreement. This Agreement is a negotiated document and the terms of this Agreement reflect the informed business decisions of sophisticated parties, and therefore no part of this Agreement should be construed more harshly against one party over the other.

(g) Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to its subject matter, supersedes all prior written and oral agreements and may not be explained or supplemented by course of dealing, usage of trade or course of performance. The transactions contemplated by this Agreement are made on the terms and conditions contained herein only, which take precedence over and may not be modified by any terms and conditions of any document or communication, whether verbal or written, sent by a party unless signed by the party to be charged.

(h) Construction and Severability. All references in this Agreement to the singular shall include the plural where applicable. If any part of this Agreement for any reason shall be declared invalid, void or unenforceable, such decision shall not affect the validity of any remaining portion, which shall remain in full force and effect. In the event that any material provision of this Agreement shall be stricken or declared invalid, Licensor reserves the right to terminate this Agreement.

(g) Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the Party to be notified at its address first above written, or at such other address as may be furnished in writing to the notifying Party.

(h) Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the Effective Date.

STONECASTLE PARTNERS, LLC, as Licensor

By:
Name:
Title:

STONECASTLE FINANCIAL CORP., as Licensee

By:
Name:
Title:

(Signature Page to Trademark License Agreement)

Exhibit A

Trademarks